EXHIBIT 23.3
                                                                    ------------


                       [LETTERHEAD OF STEVENS & LEE, P.C.]


                                November 5, 1998




Board of Directors
Patriot Bank Corp.
High and Hanover Streets
Pottstown, Pennsylvania  19464

Gentlemen:

     We are acting as counsel to Patriot Bank Corp. ("Patriot") in connection with the proposed consolidation of First Lehigh Corporation and Patriot.

     We hereby consent to the filing of our tax opinion as Exhibit 8.1 to Patriot's Registration Statement on Form S-4 and to the use of our name under the section entitled "The Consolidation -- Certain Federal Income Tax Consequences" in the Proxy Statement/Prospectus.

                                                               Very truly yours,

                                                               /s/ STEVENS & LEE



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